Exhibit 99.1
NEWS RELEASE

Contacts:

Chuck Grothaus	Jeff Warren
Public Relations	Investor Relations
763-505-2614	763-505-2696
FOR IMMEDIATE RELEASE
RECORD FOURTH QUARTER CAPS STRONG YEAR FOR MEDTRONIC
International Revenue Growth of 20 Percent
•	First $4 Billion Sales Quarter in Company History

•	Full Year Revenue of $15.8 Billion Increased 8 Percent

•	Full Year Non-GAAP Diluted EPS of $3.22 Grew 10%; GAAP Diluted EPS of $2.79 Grew 52%

•	Fourth Quarter GAAP Cash Flow from Operations of $1.237 Billion
MINNEAPOLIS – May 25, 2010 – Medtronic, Inc. (NYSE: MDT) today announced financial results for its fourth quarter and fiscal year ended April 30, 2010.
Medtronic recorded fiscal year 2010 revenue of $15.817 billion, an 8 percent increase over fiscal year 2009 revenue on both an as reported and constant currency basis. As reported, fiscal year 2010 net earnings were $3.099 billion, or $2.79 per diluted share, an increase of 50 percent and 52 percent, respectively. As detailed in the attached table, non-GAAP net earnings and diluted earnings per share for fiscal year 2010 were $3.577 billion and $3.22, an increase of 9 percent and 10 percent, respectively.
For the first time in Medtronic’s 61-year history, the company delivered revenue exceeding $4 billion in a quarter. The company reported fourth quarter revenue of $4.196 billion, a 10 percent increase over reported fourth quarter revenue a year ago, or a 6 percent increase on a constant currency basis. As reported, fourth quarter net earnings were $954 million, or $0.86 per diluted share, an increase of 826 percent and 856 percent, respectively. As detailed in the attached table, fourth quarter net earnings and diluted earnings per share on a non-GAAP basis were $986 million and $0.89, an increase of 8 percent and 9 percent, respectively. Fourth quarter net earnings and diluted earnings per share reflect a negative impact from U.S. healthcare reform legislation related to the elimination of a federal tax deduction for government subsidies of retiree prescription drug benefits by $14.8 million, or $0.01 per diluted share, respectively.
For the year, international revenue grew to $6.451 billion, up 15 percent over the prior fiscal year and 13 percent on a constant currency basis. In fiscal year 2010, international revenue represented 41 percent of total company revenues. Medtronic generated $1.754 billion in fourth quarter international revenue, an increase of 20 percent over the same period last year and 11 percent on a constant currency basis.
“Across businesses and geographies, we have been executing against our strategy, resulting in a record $4 billion quarter,” said William A. Hawkins, chairman and chief executive officer. “We continue to strengthen our core businesses and have launched new therapies that today address a growing number of unmet chronic medical needs. We have a number of exciting new therapies we are preparing to launch in fiscal 2011, which will further solidify our leadership position in the markets we serve.”
Cardiac Rhythm Disease Management
Cardiac Rhythm Disease Management annual revenue of $5.268 billion increased 5 percent as reported and 4 percent on a constant currency basis. Fourth quarter revenue of $1.409 billion increased 8 percent as reported and 5 percent on a constant currency basis. Fourth quarter implantable cardioverter defibrillator (ICD) revenue of $881 million grew 10 percent on a constant currency basis, and pacing revenue of $495 million declined 4 percent on a constant currency basis. Fourth quarter CRDM growth was driven by ICD sales in the United States, due in part to a competitor’s suspension of sales, and the growing success of the AF Solutions business outside the United States.
CardioVascular
CardioVascular annual revenue of $2.864 billion increased 18 percent as reported and 16 percent on a constant currency basis. Fourth quarter revenue of $757 million increased 18 percent as reported and 12 percent on a constant currency basis. The Coronary, Structural Heart, and Endovascular businesses grew revenue 9 percent, 17 percent, and 12 percent, respectively, all on a constant currency basis. Strong international growth across the entire CardioVascular segment contributed to the quarterly performance.
Spinal
Spinal annual revenue of $3.500 billion increased 3 percent as reported and 2 percent on a constant currency basis. Fourth quarter Spinal revenue of $880 million was flat as reported and declined 2 percent on a constant currency basis. Outside the United States, Spinal grew 6 percent on a constant currency basis in the quarter, driven by the return to growth of balloon kyphoplasty in Western Europe.
Neuromodulation
Neuromodulation annual revenue of $1.560 billion increased 9 percent as reported and 8 percent on a constant currency basis. Fourth quarter revenue of $411 million increased 6 percent as reported and 4 percent on a constant currency basis. Neuromodulation growth was driven by sales of Activa® PC and RC Deep Brain Stimulation for movement disorders, and InterStim® Therapy for overactive bladder and urinary retention, as well as bowel control outside the United States.

Diabetes
Diabetes annual revenue of $1.237 billion increased 11 percent as reported and 10 percent on a constant currency basis. Fourth quarter revenue of $332 million increased 12 percent as reported and 8 percent on a constant currency basis. Growth in the quarter was driven by a strong international performance and growth in continuous glucose monitoring sales.
Surgical Technologies
Surgical Technologies annual revenue of $963 million increased 12 percent as reported and 11 percent on a constant currency basis. Fourth quarter revenue of $273 million increased 16 percent as reported and 13 percent on a constant currency basis. The segment experienced broad-based growth across geographies and platforms including strong results from Navigation on sales of its O-Arm® Imaging System in the United States and continued growth in the Ear, Nose and Throat business on capital equipment sales of nerve monitoring, image guided surgery, and power equipment.
Physio-Control
Physio-Control annual revenue of $425 million increased 24 percent as reported and 22 percent on a constant currency basis. Fourth quarter revenue of $134 million increased 60 percent as reported and 52 percent on a constant currency basis. Growth was driven by strong sales of the LIFEPAK 15 monitor/defibrillator and the resumption of unrestricted global shipments early in the quarter following the lifting of United States Food and Drug Administration distribution restrictions.
Guidance
The company today provided its revenue outlook and diluted earnings per share (EPS) guidance for fiscal year 2011.

For fiscal year 2011, the company expects revenue growth in the range of 5 to 8 percent on a constant currency basis. The company expects diluted EPS in the range of $3.45 to $3.55, which includes approximately $0.05 of dilution from the acquisition of Invatec and the pending ATS Medical acquisition. Excluding the impact of acquisition dilution and the benefit of the extra week in fiscal year 2010, fiscal year 2011 EPS growth is expected to be in the range of 10 percent to 13 percent.
Earnings per share guidance excludes any unusual charges or gains that might occur during the fiscal year and the impact of the non-cash charge to interest expense due to the change in accounting rules governing convertible debt. The guidance provided only reflects information available to the company at this time.
In closing, Hawkins said, “We have the most robust portfolio of products and compelling therapies in the industry, and we remain focused on providing innovative, cost-effective solutions to the global challenge of chronic diseases affecting more people worldwide than ever before.”
Webcast Information
Medtronic will host a webcast today, May 25 at 8 a.m. EDT (7 a.m. CDT), to provide information about its businesses for the public, analysts and news media. This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com. This earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Events & Presentations” section of the Investors portion of the Medtronic website.
About Medtronic
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, alleviating pain, restoring health and extending life for people with chronic disease. Its Internet address is www.medtronic.com
This press release contains forward-looking statements related to expected product introductions and results of Medtronic’s operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements. Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” not on a constant currency basis; references to quarterly figures increasing or decreasing are in comparison to the fourth quarter of fiscal year 2009; and references to annual figures increasing or decreasing are in comparison to fiscal year 2009.
-end-

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — WORLD WIDE
(Unaudited)

	FY09	FY09	FY09	FY09	FY09	FY10	FY10	FY10	FY10	FY10
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,303	$1,242	$1,169	$1,300	$5,014	$1,337	$1,278	$1,243	$1,409	$5,268
Pacing Systems	526	506	457	494	1,984	536	498	459	495	1,987
Defibrillation Systems	764	724	694	780	2,962	775	754	756	881	3,167
Other	13	12	18	26	68	26	26	28	33	114

SPINAL	$859	$829	$832	$881	$3,400	$915	$862	$842	$880	$3,500
Core Spinal	638	631	627	666	2,560	696	642	630	664	2,632
Biologics	221	198	205	215	840	219	220	212	216	868

CARDIOVASCULAR	$631	$596	$565	$644	$2,437	$689	$696	$722	$757	$2,864
Coronary	349	315	296	332	1,292	353	369	386	382	1,489
Structural Heart	195	186	170	195	747	218	206	216	239	880
Endovascular	87	95	99	117	398	118	121	120	136	495

NEUROMODULATION	$348	$343	$354	$389	$1,434	$373	$384	$394	$411	$1,560

DIABETES	$269	$272	$277	$296	$1,114	$295	$300	$311	$332	$1,237

SURGICAL TECHNOLOGIES	$202	$213	$207	$235	$857	$227	$224	$239	$273	$963

PHYSIO-CONTROL	$94	$75	$90	$84	$343	$97	$94	$100	$134	$425

TOTAL	$3,706	$3,570	$3,494	$3,829	$14,599	$3,933	$3,838	$3,851	$4,196	$15,817

ADJUSTMENTS :

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$(145)	$(16)	$144	$131	$113

COMPARABLE OPERATIONS (1)	$3,706	$3,570	$3,494	$3,829	$14,599	$4,078	$3,854	$3,707	$4,065	$15,704

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — US
(Unaudited)

	FY09	FY09	FY09	FY09	FY09	FY10	FY10	FY10	FY10	FY10
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$731	$702	$666	$742	$2,841	$762	$721	$675	$787	$2,944
Pacing Systems	233	228	206	228	896	247	221	193	212	872
Defibrillation Systems	492	472	454	505	1,923	508	492	475	567	2,043
Other	6	2	6	9	22	7	8	7	8	29

SPINAL	$682	$647	$658	$691	$2,678	$712	$662	$644	$662	$2,680
Core Spinal	474	463	464	488	1,889	507	457	446	462	1,871
Biologics	208	184	194	203	789	205	205	198	200	809

CARDIOVASCULAR	$253	$235	$224	$265	$976	$260	$252	$239	$264	$1,015
Coronary	120	94	88	108	407	103	106	100	111	419
Structural Heart	92	90	85	96	364	98	87	86	92	363
Endovascular	41	51	51	61	205	59	59	53	61	233

NEUROMODULATION	$238	$249	$254	$279	$1,019	$265	$272	$272	$276	$1,086

DIABETES	$167	$180	$188	$200	$736	$193	$201	$203	$213	$810

SURGICAL TECHNOLOGIES	$127	$136	$132	$149	$545	$142	$140	$150	$169	$601

PHYSIO-CONTROL	$51	$47	$50	$45	$192	$57	$49	$53	$71	$230

TOTAL	$2,249	$2,196	$2,172	$2,371	$8,987	$2,391	$2,297	$2,236	$2,442	$9,366

ADJUSTMENTS :

CURRENCY IMPACT	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$2,249	$2,196	$2,172	$2,371	$8,987	$2,391	$2,297	$2,236	$2,442	$9,366

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — INTERNATIONAL
(Unaudited)

	FY09	FY09	FY09	FY09	FY09	FY10	FY10	FY10	FY10	FY10
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$572	$540	$503	$558	$2,173	$575	$557	$568	$622	$2,324
Pacing Systems	293	278	251	266	1,088	289	277	266	283	1,115
Defibrillation Systems	272	252	240	275	1,039	267	262	281	314	1,124
Other	7	10	12	17	46	19	18	21	25	85

SPINAL	$177	$182	$174	$190	$722	$203	$200	$198	$218	$820
Core Spinal	164	168	163	178	671	189	185	184	202	761
Biologics	13	14	11	12	51	14	15	14	16	59

CARDIOVASCULAR	$378	$361	$341	$379	$1,461	$429	$444	$483	$493	$1,849
Coronary	229	221	208	224	885	250	263	286	271	1,070
Structural Heart	103	96	85	99	383	120	119	130	147	517
Endovascular	46	44	48	56	193	59	62	67	75	262

NEUROMODULATION	$110	$94	$100	$110	$415	$108	$112	$122	$135	$474

DIABETES	$102	$92	$89	$96	$378	$102	$99	$108	$119	$427

SURGICAL TECHNOLOGIES	$75	$77	$75	$86	$312	$85	$84	$89	$104	$362

PHYSIO-CONTROL	$43	$28	$40	$39	$151	$40	$45	$47	$63	$195

TOTAL	$1,457	$1,374	$1,322	$1,458	$5,612	$1,542	$1,541	$1,615	$1,754	$6,451

ADJUSTMENTS :

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$(145)	$(16)	$144	$131	$113

COMPARABLE OPERATIONS (1)	$1,457	$1,374	$1,322	$1,458	$5,612	$1,687	$1,557	$1,471	$1,623	$6,338

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three months ended		Twelve months ended
	April 30,	April 24,	April 30,	April 24,
	2010	2009	2010	2009
	(in millions, except per share data)
Net sales	$4,196	$3,829	$15,817	$14,599

Costs and expenses:
Cost of products sold	1,012	932	3,812	3,518
Research and development expense	378	368	1,460	1,355
Selling, general and administrative expense	1,396	1,313	5,415	5,152
Special charges	—	100	—	100
Restructuring charges	(12)	24	50	120
Certain litigation charges, net	—	448	374	714
Purchased in-process research and development (IPR&D) and certain acquisition-related costs	23	530	23	621
Other expense, net	95	53	468	396
Interest expense, net	70	52	246	183

Total costs and expenses	2,962	3,820	11,848	12,159

Earnings before income taxes	1,234	9	3,969	2,440

Provision for income taxes	280	(94)	870	370

Net earnings	$954	$103	$3,099	$2,070

Earnings per share:

Basic	$0.87	$0.09	$2.80	$1.85

Diluted	$0.86	$0.09	$2.79	$1.84

Weighted average shares outstanding:

Basic	1,101.0	1,119.0	1,106.3	1,121.9
Diluted	1,105.5	1,120.8	1,109.4	1,126.3

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended
	April 30,		April 24,		Percentage
	2010		2009		Change
Net earnings, as reported	$954		$103		826%
Special charges	—		64	(d)
Restructuring charges	(9	)(a)	16	(e)
Certain litigation charges, net	—		310	(f)
IPR&D and certain acquisition-related costs	17	(b)	530	(g)
Certain tax adjustments	—		(132	)(h)
Impact of adoption of new authoritative convertible debt guidance on interest expense, net	24	(c)	25	(c)

Non-GAAP net earnings	$986		$916		8%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Three months ended
	April 30,		April 24,		Percentage
	2010		2009		Change
Diluted EPS, as reported	$0.86		$0.09		856%
Special charges	—		0.06	(d)
Restructuring charges	(0.01	)(a)	0.02	(e)
Certain litigation charges, net	—		0.28	(f)
IPR&D and certain acquisition-related costs	0.02	(b)	0.47	(g)
Certain tax adjustments	—		(0.12	)(h)
Impact of adoption of new authoritative convertible debt guidance on interest expense, net	0.02	(c)	0.02	(c)

Non-GAAP diluted EPS	$0.89		$0.82		9%

(a)	The $9 million ($0.01 per share) after-tax ($12 million pre-tax) reversal of excess restructuring reserves is related to the fiscal year 2009 initiative that the Company began in the fourth quarter of fiscal year 2009. The $9 million after-tax reversal is primarily a result of a higher than expected percentage of employees identified for elimination finding positions elsewhere within the Company. In addition to disclosing restructuring charges that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $17 million ($0.02 per share) after-tax IPR&D and certain acquisition-related costs represent a $7 million after-tax ($11 million pre-tax) IPR&D charge related to the Arbor Surgical Technologies, Inc. asset purchase and $10 million after-tax ($12 million pre-tax) of certain acquisition-related costs associated with the acquisition of Invatec, S.p.A. In the above IPR&D charge, technological feasibility of the underlying products had not yet been reached and such technology had no future alternative use. The certain acquisition-related costs include legal fees, severance costs and contract termination costs that were expensed in the period. In addition to disclosing IPR&D and certain acquisition-related costs that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D and certain acquisition-related costs. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D and certain acquisition-related costs when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(c)	The adoption of Financial Accounting Standards Board (FASB) new authoritative guidance on accounting for convertible debt has resulted in an after-tax impact to net earnings of $24 million ($0.02 per share) and $25 million ($0.02 per share) for the three months ended April 30, 2010 and April 24, 2009, respectively. The pre-tax impact to interest expense, net was $42 million and $39 million for the three months ended April 30, 2010 and April 24, 2009, respectively. In addition to disclosing the financial statement impact of the adoption of this new authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of the adoption of this new guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of the adoption of this new guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(d)	The $64 million ($0.06 per share) special charge represents an after-tax charitable donation ($100 million pre-tax) made to The Medtronic Foundation. In addition to disclosing special charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this donation. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this donation when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(e)	The $16 million ($0.02 per share) after-tax ($27 million pre-tax) restructuring charge is the net impact of a $22 million after-tax charge for restructuring initiatives that the Company began in the fourth quarter of fiscal year 2009, offset by a $6 million after-tax reversal of excess reserves related to the global realignment initiative that began in the fourth quarter of fiscal year 2008. The fiscal year 2009 initiatives were designed to streamline operations and further align resources around the Company’s higher growth opportunities. The initiative impacted most businesses and certain corporate functions. The Company recorded $2 million of the after-tax expense within cost of products sold related to inventory write-offs and production-related asset impairments associated with these restructuring activities. The $6 million after-tax reversal is primarily a result of favorable severance negotiations with certain employee populations outside the U.S. as well as a higher than expected percentage of employees identified for elimination finding positions elsewhere within the Company. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(f)	The $310 million ($0.28 per share) after-tax ($448 million pre-tax) certain litigation charges, net relate to settlements with Johnson & Johnson (J&J) and DePuy Spine (formerly DePuy/AcroMed), a subsidiary of Johnson & Johnson, and Biedermann Motech GmbH (collectively, DePuy). The J&J settlement accounted for $188 million after-tax ($270 million pre-tax) charges and the DePuy settlement accounted for $122 after-tax ($178 million pre-tax) charges. The J&J settlement related to resolution of all royalty disputes with Johnson & Johnson which concern Medtronic’s licensed use of certain patents. The agreement ended all current and potential disputes between the two parties under their 1997 settlement and license agreement relating to coronary angioplasty stent design and balloon material patents.

The DePuy settlement relates to patent infringement claims stemming from the Vertex line of multiaxial screws. On June 1, 2009, the U.S. Court of Appeals for the Federal Circuit affirmed the December 2007 ruling of infringement and awarded damages based on lost profits, but reversed certain elements of the original 2007 award. Prior to the U.S. Court of Appeals’ decision, the Company had not recorded expense related to the damages awarded in 2007 as the Company did not believe that an unfavorable outcome in this matter was probable under U.S. GAAP. As a result of the U.S. Court of Appeals’ decision, the Company recorded a reserve of $178 million which covered the revised damages award and pre- and post-judgment interest. Since the DePuy litigation originated prior to April 24, 2009, the Company appropriately recognized this charge in the consolidated financial statements for the fiscal year ended April 24, 2009. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(g)	The $530 million ($0.47 per share) after-tax IPR&D charge represents the cumulative impact of several transactions which took place during the fourth quarter of fiscal year 2009:

-$97 million ($97 million pre-tax) related to the acquisition of Ablation Frontiers, Inc.;

-$307 million ($307 million pre-tax) related to the acquisition of Ventor Technologies, Ltd.;

-$123 million ($123 million pre-tax) related to the acquisition of CoreValve, Inc.; and

-$3 million ($3 million pre-tax) related to the purchase of certain intellectual property for use in the Spinal and Diabetes operating segments.

In each of the above transactions, technological feasibility of the underlying products had not yet been reached and such technology had no future alternative use. In addition to disclosing IPR&D charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(h)	The $132 million ($0.12 per share) certain tax adjustment represents a tax benefit associated with settlements reached in the fourth quarter of fiscal year 2009 with the U.S. Internal Revenue Service, numerous state taxing authorities, and assessments received from various foreign tax authorities. The years under review by the U.S. Internal Revenue Service were with respect to fiscal years 2005 and 2006, while the numerous state and foreign audits covered fiscal years ranging from 1998 through 2008. In addition to disclosing the provision for income taxes that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this certain tax adjustment. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations, specifically the effective tax rate. Medtronic management eliminates this certain tax adjustment when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Twelve months ended
	April 30,		April 24,		Percentage
	2010		2009		Change
Net earnings, as reported	$3,099		$2,070		50%
Special charges	—		64	(e)
Restructuring charges	41	(a)	82	(f)
Certain litigation charges, net	316	(b)	486	(g)
IPR&D and certain acquisition-related costs	17	(c)	614	(h)
Certain tax adjustments	—		(132	)(i)
Impact of adoption of new authoritative convertible debt guidance on interest expense, net	104	(d)	99	(d)

Non-GAAP net earnings	$3,577		$3,283		9%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Twelve months ended
	April 30,		April 24,		Percentage
	2010		2009		Change
Diluted EPS, as reported	$2.79		$1.84		52%
Special charges	—		0.06	(e)
Restructuring charges	0.04	(a)	0.07	(f)
Certain litigation charges, net	0.28	(b)	0.43	(g)
IPR&D and certain acquisition-related costs	0.02	(c)	0.55	(h)
Certain tax adjustments	—		(0.12	)(i)
Impact of adoption of new authoritative convertible debt guidance on interest expense, net	0.09	(d)	0.09	(d)

Non-GAAP diluted EPS	$3.22		$2.92		10%

Note: The data in this schedule has been intentionally rounded and therefore the first quarter, second quarter, third quarter and fourth quarter data may not sum to the fiscal year to date totals.

(a)	The $41 million ($0.04 per share) after-tax ($57 million pre-tax) restructuring charge is the net impact of a $52 million after-tax charge related to the fiscal year 2009 initiative that the Company began in the fourth quarter of fiscal year 2009, offset by a $9 million after-tax reversal of excess reserves in the fourth quarter of fiscal year 2010 related to the fiscal year 2009 initiative and by a $2 million after-tax net reversal of excess restructuring reserves in the first quarter of fiscal year 2010 related to the global realignment initiative that began in the fourth quarter of fiscal year 2008. The fiscal year 2009 initiative was designed to streamline operations and further align resources around the Company’s higher growth opportunities. This initiative impacts most businesses and certain corporate functions. In the first quarter of fiscal year 2010, the Company recognized expense associated with compensation and early retirement benefits provided to employees which could not be accrued in the fourth quarter of fiscal year 2009. In addition, the Company recorded $4 million of the after-tax expense ($7 million pre-tax) within cost of products sold related to inventory write-offs and production-related asset impairments associated with these restructuring activities. The $2 million after-tax net reversal is primarily a result of a $5 million after-tax reversal due to favorable severance negotiations with certain employee populations outside the U.S. as well as a higher than expected percentage of employees identified for elimination finding positions elsewhere within the Company partially offset by a $3 million after-tax charge the Company recorded in the first quarter of fiscal year 2010 related to the further write-down of a non-inventory related asset resulting from the continued decline in the international real estate market. In addition to disclosing restructuring charges that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $316 million ($0.28 per share) after-tax ($374 million pre-tax) certain litigation charges, net relate to settlements with Abbott Laboratories (Abbott) and with W.L. Gore & Associates (Gore). The Abbott settlement accounted for $360 million after-tax ($444 million pre-tax) charges and the Gore settlement accounted for $44 million after-tax ($70 million pre-tax) gain of certain litigation charges, net. The Abbott settlement related to the resolution of all outstanding intellectual property litigation. The terms of the Abbott agreement stipulate that neither party will sue each other in the field of coronary stent and stent delivery systems for a period of at least 10 years, subject to certain conditions. Both parties also agreed to a cross-license of the disputed patents within the defined field. The $444 million pre-tax settlement amount includes a $400 million payment to Abbott and a $42 million success payment made to evYsio Medical Devices, LLC (evYsio). In addition, a $2 million payment was made to evYsio in order to expand the definition of the license field from evYsio. The Gore settlement related to the resolution of outstanding patent litigation related to selected patents in Medtronic’s Jervis and Wiktor patent families. The terms of the agreement stipulate that neither party will sue each other in the defined field of use, subject to certain conditions. In addition and subject to certain conditions, Medtronic granted Gore a worldwide, irrevocable, non-exclusive license in the defined field of use. Gore will also pay Medtronic a quarterly license payment through the fiscal quarter ending October 2018. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges, net. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges, net when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies

(c)	The $17 million ($0.02 per share) after-tax IPR&D and certain acquisition-related costs represent a $7 million after-tax ($11 million pre-tax) IPR&D charge related to the Arbor Surgical Technologies, Inc. asset purchase and $10 million after-tax ($12 million pre-tax) of certain acquisition-related costs associated with the acquisition of Invatec, S.p.A. In the above IPR&D charge, technological feasibility of the underlying products had not yet been reached and such technology had no future alternative use. The certain acquisition-related costs include legal fees, severance costs and contract termination costs that were expensed in the period. In addition to disclosing IPR&D and certain acquisition-related costs that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D and certain acquisition-related costs. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D and certain acquisition-related costs when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(d)	The adoption of Financial Accounting Standards Board (FASB) new authoritative guidance on accounting for convertible debt has resulted in an after-tax impact to net earnings of $104 million ($0.09 per share) and $99 million ($0.09 per share) for the twelve months ended April 30, 2010 and April 24, 2009, respectively. The pre-tax impact to interest expense, net was $167 million and $154 million for the twelve months ended April 30, 2010 and April 24, 2009, respectively. In addition to disclosing the financial statement impact of the adoption of this new authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of the adoption of this new guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of the adoption of this new guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(e)	The $64 million ($0.06 per share) special charge represents an after-tax charitable donation ($100 million pre-tax) made to The Medtronic Foundation. In addition to disclosing special charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this donation. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this donation when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(f)	The $82 million ($0.07 per share) after-tax ($123 million pre-tax) restructuring charge is an accumulation of charges recorded in the first and fourth quarters of fiscal year 2009. As outlined in footnote (e) for the three months ended April 24, 2009, the Company recorded net after-tax charges of $16 million in the fourth quarter of fiscal year 2009 related to initiatives begun in that quarter. In addition, the Company recorded after-tax charges of $66 million in the first quarter of fiscal year 2009 that related to a global realignment initiative that the Company began in the fourth quarter of fiscal year 2008. The 2008/2009 initiatives focused on shifting resources to those areas where the Company has the greatest opportunities for growth and streamlining operations to drive operating leverage. The global realignment initiative impacts most businesses and certain corporate functions. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(g)	The $486 million ($0.43 per share) after-tax ($714 million pre-tax) certain litigation charges, net relate to the accumulation of four separate charges recorded throughout fiscal year 2009. As outlined in footnote (f) for the three months ended April 24, 2009, the Company recorded a $188 million after-tax ($270 million pre-tax) charge related to a settlement of all royalty disputes with Johnson & Johnson (J&J) which concern Medtronic’s licensed use of certain patents and a $122 million after-tax ($178 million pre-tax) charge related to a settlement with DePuy regarding patent infringement claims stemming from the Vertex line of multiaxial screws. In addition, for the three months ended October 24, 2008, the Company recorded a $152 million after-tax ($229 million pre-tax) charge related to the final judgment in separate litigation with Cordis Corporation (Cordis), a subsidiary of J&J, that originated in October 1997, and $24 million after-tax ($37 million pre-tax) related to the settlement of litigation with Fastenetix LLC that originated in May 2006. The second quarter 2009 charge related to litigation with Cordis was in addition to a $243 million pre-tax reserve recorded in the third quarter of fiscal year 2008. In addition to disclosing certain litigation charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(h)	The $614 million ($0.55 per share) after-tax IPR&D charge represents the cumulative impact of several transactions which took place throughout fiscal year 2009 including:

-$97 million ($97 million pre-tax) related to the acquisition of Ablation Frontiers, Inc., which was recorded in the fourth quarter of fiscal year 2009;

-$307 million ($307 million pre-tax) related to the acquisition of Ventor Technologies, Ltd., which was recorded in the fourth quarter of fiscal year 2009;

-$123 million ($123 million pre-tax) related to the acquisition of CoreValve, Inc., which was recorded in the fourth quarter of fiscal year 2009;

-$72 million ($72 million after-tax) related to the acquisition of CryoCath Technologies, Inc. which was recorded in the third quarter of fiscal year 2009; and

-$15 million ($22 million pre-tax) related to the purchase of certain intellectual property for use in the Spinal and Diabetes operating segments which took place in the second and fourth quarters of fiscal year 2009.

In each of the above transactions, technological feasibility of the underlying products had not yet been reached and such technology had no future alternative use. In addition to disclosing IPR&D charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(i)	The $132 million ($0.12 per share) certain tax adjustment represents a tax benefit associated with settlements reached in the fourth quarter of fiscal year 2009 with the U.S. Internal Revenue Service, numerous state taxing authorities, and assessments received from various foreign tax authorities. The years under review by the U.S. Internal Revenue Service were with respect to fiscal years 2005 and 2006, while the numerous state and foreign audits covered fiscal years ranging from 1998 through 2008. In addition to disclosing the provision for income taxes that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this certain tax adjustment. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations, specifically the effective tax rate. Medtronic management eliminates this certain tax adjustment when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF WORLDWIDE REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact on		Constant
	April 30,	April 24,	Reported	Growth (a)		Currency
	2010	2009	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Pacing Systems	$495	$494	—%	$22	4%	(4)%
Defibrillation Systems	881	780	13	24	3	10
Other	33	26	27	1	4	23

Cardiac Rhythm Disease Management	1,409	1,300	8	47	3	5

Core Spinal	664	666	—	14	2	(2)
Biologics	216	215	—	2	—	—

Spinal	880	881	—	16	2	(2)

Coronary	382	332	15	19	6	9
Structural Heart	239	195	23	10	6	17
Endovascular	136	117	16	5	4	12

CardioVascular	757	644	18	34	6	12

Neuromodulation	411	389	6	8	2	4
Diabetes	332	296	12	12	4	8
Surgical Technologies	273	235	16	8	3	13
Physio-Control	134	84	60	6	8	52

Total	$4,196	$3,829	10%	$131	4%	6%

(a)	Medtronic believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF WORLDWIDE REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Twelve months ended			Currency Impact on		Constant
	April 30,	April 24,	Reported	Growth (a)		Currency
	2010	2009	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Pacing Systems	$1,987	$1,984	—%	$21	1%	(1)%
Defibrillation Systems	3,167	2,962	7	16	1	6
Other	114	68	68	4	6	62

Cardiac Rhythm Disease Management	5,268	5,014	5	41	1	4

Core Spinal	2,632	2,560	3	14	1	2
Biologics	868	840	3	2	—	3

Spinal	3,500	3,400	3	16	1	2

Coronary	1,489	1,292	15	10	1	14
Structural Heart	880	747	18	11	2	16
Endovascular	495	398	24	6	1	23

CardioVascular	2,864	2,437	18	27	2	16

Neuromodulation	1,560	1,434	9	7	1	8
Diabetes	1,237	1,114	11	7	1	10
Surgical Technologies	963	857	12	8	1	11
Physio-Control	425	343	24	7	2	22

Total	$15,817	$14,599	8%	$113	—%	8%

(a)	Medtronic believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF INTERNATIONAL REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact on		Constant
	April 30,	April 24,	Reported	Growth (a)		Currency
	2010	2009	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Pacing Systems	$283	$266	6%	$22	8%	(2)%
Defibrillation Systems	314	275	14	24	9	5
Other	25	17	47	1	6	41

Cardiac Rhythm Disease Management	622	558	11	47	8	3

Core Spinal	202	178	13	14	7	6
Biologics	16	12	33	2	16	17

Spinal	218	190	15	16	9	6

Coronary	271	224	21	19	8	13
Structural Heart	147	99	48	10	10	38
Endovascular	75	56	34	5	9	25

CardioVascular	493	379	30	34	9	21

Neuromodulation	135	110	23	8	8	15
Diabetes	119	96	24	12	13	11
Surgical Technologies	104	86	21	8	9	12
Physio-Control	63	39	62	6	16	46

Total	$1,754	$1,458	20%	$131	9%	11%

(a)	Medtronic believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF INTERNATIONAL REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Twelve months ended			Currency Impact on		Constant
	April 30,	April 24,	Reported	Growth (a)		Currency
	2010	2009	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Pacing Systems	$1,115	$1,088	2%	$21	1%	1%
Defibrillation Systems	1,124	1,039	8	16	1	7
Other	85	46	85	4	9	76

Cardiac Rhythm Disease Management	2,324	2,173	7	41	2	5

Core Spinal	761	671	13	14	2	11
Biologics	59	51	16	2	4	12

Spinal	820	722	14	16	3	11

Coronary	1,070	885	21	10	1	20
Structural Heart	517	383	35	11	3	32
Endovascular	262	193	36	6	3	33

CardioVascular	1,849	1,461	27	27	2	25

Neuromodulation	474	415	14	7	1	13
Diabetes	427	378	13	7	2	11
Surgical Technologies	362	312	16	8	3	13

Physio-Control	195	151	29	7	4	25

Total	$6,451	$5,612	15%	$113	2%	13%

(a)	Medtronic believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	April 30,	April 24,
(in millions, except per share data)	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$1,400	$1,271
Short-term investments	2,375	405
Accounts receivable, less allowances of $67 and $61, respectively	3,335	3,123
Inventories	1,481	1,426
Deferred tax assets, net	544	605
Prepaid expenses and other current assets	704	622

Total current assets	9,839	7,452

Property, plant and equipment, net	2,421	2,279
Goodwill	8,391	8,195
Other intangible assets, net	2,559	2,477
Long-term investments	4,632	2,769
Other assets	248	416

Total assets	$28,090	$23,588

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$2,575	$522
Accounts payable	420	382
Accrued compensation	1,001	901
Accrued income taxes	235	130
Other accrued expenses	890	1,212

Total current liabilities	5,121	3,147

Long-term debt	6,944	6,253
Long-term accrued compensation and retirement benefits	516	329
Long-term accrued income taxes	595	475
Long-term deferred tax liabilities, net	89	115
Other long-term liabilities	196	87

Total liabilities	13,461	10,406

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	110	112
Retained earnings	14,826	13,272
Accumulated other comprehensive loss	(307)	(202)

Total shareholders’ equity	14,629	13,182

Total liabilities and shareholders’ equity	$28,090	$23,588

MEDTRONIC, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year
(in millions)	2010	2009	2008
Operating Activities:
Net earnings	$3,099	$2,070	$2,138
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	772	699	637
Amortization of discount on senior convertible notes	167	154	145
Special charges	—	—	78
IPR&D charges	11	621	390
Provision for doubtful accounts	36	23	31
Deferred income taxes	144	(171)	(101)
Stock-based compensation	226	237	217
Excess tax benefit from exercise of stock-based awards	—	(24)	(40)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(271)	108	(461)
Inventories	158	(212)	30
Prepaid expenses and other assets	33	(121)	92
Accounts payable and accrued liabilities	224	510	(305)
Other operating assets and liabilities	97	(26)	272
Certain litigation charges, net	374	714	366
Certain litigation payments	(939)	(704)	—

Net cash provided by operating activities	4,131	3,878	3,489

Investing Activities:
Acquisitions, net of cash acquired	(350)	(1,624)	(4,221)
Purchase of intellectual property	(62)	(165)	(93)
Additions to property, plant and equipment	(573)	(498)	(513)
Purchases of marketable securities	(7,440)	(2,960)	(6,433)
Sales and maturities of marketable securities	3,753	2,845	8,557
Other investing activities, net	(87)	(338)	(87)

Net cash used in investing activities	(4,759)	(2,740)	(2,790)

Financing Activities:
Change in short-term borrowings, net	(444)	(633)	543
Payments on long-term debt	(20)	(300)	(12)
Issuance of long-term debt	3,000	1,250	300
Dividends to shareholders	(907)	(843)	(565)
Issuance of common stock under stock purchase and award plans	165	416	403
Excess tax benefit from exercise of stock-based awards	—	24	40
Repurchase of common stock	(1,030)	(759)	(1,544)

Net cash provided by (used in) financing activities	764	(845)	(835)

Effect of exchange rate changes on cash and cash equivalents	(7)	(82)	(60)

Net change in cash and cash equivalents	129	211	(196)

Cash and cash equivalents at beginning of period	1,271	1,060	1,256

Cash and cash equivalents at end of period	$1,400	$1,271	$1,060

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$571	$436	$717
Interest	386	208	258
Supplemental noncash investing and financing activities:
Reclassification of debentures from short-term to long-term debt	$—	$15	$—
Reclassification of debentures from long-term to short-term debt	—	—	94
Reclassification of senior notes from long-term to short-term debt	400	—	—
Reclassification of senior convertible notes from long-term to short-term debt	2,200	—	—